Exhibit 32.2


              CERTIFICATION OF CHIEF FINANCIAL OFFICER
                 PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the IGENE Biotechnology, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ended
June   30,  2009  as  filed  with  the  Securities  and  Exchange
Commission (the "Report"), I, Edward J. Weisberger, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

      (1).    The Report  fully complies with the requirements of
              Section  13(a)  or 15(d) of the Securities Exchange
              Act of 1934, as amended; and

      (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 14, 2009           By:  /S/ EDWARD J. WEISBERGER
                                     ___________________________
                                         EDWARD J. WEISBERGER
                                         Chief Financial Officer


A  signed original of this written statement required by  Section
906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.